SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

_______________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

5)	Total fee paid:

_______________________________________________________________________________

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

_______________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________________________

3)	Filing Party:

_______________________________________________________________________________

4)	Date Filed:

September 20, 2019

Dear Shareholders:

As you may know, Vertical Capital Income Fund was unable to reach a quorum to hold our 2019 Annual Meeting of Shareholders and the meeting was adjourned until September 30, 2019. The main reason why we are forced to adjourn the annual meeting and to continue to spend money and resources on the vote is because Bulldog Investors has intentionally withheld its voting on the green card in an effort to prevent the annual meeting from occurring.

Bulldog has demonstrated that it cannot be trusted.

Despite promising shareholders who vote on Bulldog’s proxy card that their vote will not be withheld for quorum purposes if shareholders vote “Against” this proposed scheme, Bulldog has failed twice to attend, or have its proxies voted at, the Annual Meeting on the originally scheduled date of August 30, 2019 and the date of the first adjournment. Bulldog disenfranchised these shareholders and demonstrated that it cannot be trusted to follow shareholders’ voting instructions.

Please vote today to allow the Annual Meeting to happen. There is still time!

We need your vote to be able to hold our annual meeting! We strongly encourage you to please vote today using the enclosed WHITE proxy form.

Even if you wish to vote against or abstain on any of the proposals, we can help you cast your vote. Just please vote! Unlike Bulldog, we will continue to submit all the voting that is cast on our WHITE card.

Do Not Vote Using the Green Card. It will likely not be submitted.

If you need any assistance, please contact Alliance Advisors LLC, our proxy solicitation firm, at 833-782-7194.

Sincerely,

Robert J. Chapman
Chairman of the Board

Additional Information about the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Fund has filed on June 21, 2019, with the SEC and furnished to the Fund’s shareholders on or around June 27, 2019 a Definitive Proxy Statement and WHITE proxy card pertaining to the Annual Meeting. Shareholders of the Fund are urged to read the Definitive Proxy Statement and other relevant documents that have been or may be filed with the SEC carefully and in their entirety because they contain important information about the Annual Meeting. Shareholders of the Fund may obtain the Definitive Proxy Statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Participants in the Solicitation

The Fund’s Trustees, executive officers and Portfolio Manager and certain persons associated with the Fund’s investment adviser and its parent company may be deemed “participants” in the solicitation of proxies from shareholders of the Fund in favor of the approval of the Fund’s investment management agreement and the re-election of Mr. Boulware as a Trustee, to be voted on at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Fund in connection with the Annual Meeting is set forth in the Definitive Proxy Statement, the Supplement and the other relevant documents filed by the Fund with the SEC. You can find information about the Fund’s Trustees, executive officers and other parties in the Definitive Proxy Statement and in subsequent reports filed with the SEC.